EXHIBIT 99.3

THE SPECIAL DISTRIBUTION

On December 13, 2018, the board of directors of Arbor Realty Trust, Inc. (“Arbor” or “us”) declared a special distribution on Arbor’s shares of common stock of $0.15 per share (an aggregate amount of $12,598,156) (the “Special Distribution”), payable to common stockholders of record as of the close of business on December 28, 2018. We expect to pay the Special Distribution on January 31, 2019. Common stockholders have the option to elect to receive the Special Distribution entirely in shares of Arbor’s common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to $0.03 per share (an aggregate of $2,519,631) (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares). The actual amount of cash that will be paid to common stockholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount. If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to common stockholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares. Common stockholders who make a Share Election will receive all shares. Cash will be paid in lieu of fractional shares so that common stockholders receive a whole number of shares of common stock. Common stockholders who fail to return a properly completed election form before 5:00 p.m., Eastern Time, on January 18, 2019 (the “Election Deadline”) will be treated as having made a Share Election.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “ABR.” The value per share of common stock for purposes of the Special Distribution will be determined based on the volume weighted average price of the common stock during the three trading days immediately following the Election Deadline.

The total number of shares of common stock that we will issue in connection with the Special Distribution will be determined by dividing (i) the aggregate amount of the Special Distribution, less the total amount of cash to be paid as part of the Special Distribution, by (ii) the volume weighted average price of the common stock during the three trading days immediately following the Election Deadline.

To make a Share Election or a Cash Election, complete and sign the enclosed election form and deliver it to American Stock Transfer & Trust Company, LLC, our election and disbursing agent (“AST”), no later than 5:00 p.m., Eastern Time, on January 18, 2019. You may change your election by delivering a new, properly completed, election form bearing a later date than your previously submitted election form to AST by 5:00 p.m., Eastern Time, on January 18, 2019.

If you fail to make a timely election, you will be treated as having made a Share Election and will receive the Special Distribution entirely in shares of common stock.

Before completing your election form, you should carefully read and consider the accompanying materials. If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee, in accordance with the instructions of the bank, broker or nominee, of the election (or any revocation of an election) they should make on your behalf.

ARBOR REALTY TRUST, INC.

ACCOMPANYING MATERIALS REGARDING THE SPECIAL DISTRIBUTION

ALL STOCKHOLDER ELECTIONS MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC BY 5:00 P.M., EASTERN TIME, ON JANUARY 18, 2019 (THE “ELECTION DEADLINE”). ELECTIONS MAY BE SUBMITTED OR RESUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE BUT NOT THEREAFTER. IF YOU DO NOT RETURN THE ENCLOSED ELECTION FORM BY THE ELECTION DEADLINE, YOU WILL BE TREATED AS HAVING ELECTED TO RECEIVE SHARES OF COMMON STOCK.

Why am I receiving this document and the enclosed election form?

You have received this document and the enclosed election form because our records indicate that you owned shares of common stock of Arbor Realty Trust, Inc., a Maryland corporation (“Arbor” or “us”), as of the close of business on December 28, 2018 (the “Record Date”). On December 13, 2018, Arbor’s board of directors (the “Board”) declared a special distribution on Arbor’s shares of common stock of $0.15 per share (an aggregate amount of $12,598,156), payable to common stockholders of record as of the Record Date (the “Special Distribution”). Common stockholders have the option to elect to receive the Special Distribution entirely in shares of Arbor’s common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to $0.03 per share (an aggregate of $2,519,631) (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares). This document provides you with information about the Special Distribution and references an enclosed election form that you should complete to indicate whether you wish to make a Share Election or a Cash Election.

Why is Arbor paying the Special Distribution, and when will the Special Distribution be paid?

The Special Distribution will be paid in satisfaction of certain requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), including the requirement that a REIT annually distribute an amount at least equal to its REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gains).

We expect to pay the Special Distribution on January 31, 2019 to common stockholders of record as of the close of business on December 28, 2018.

Will I receive the Special Distribution in common stock or cash?

Prior to the Election Deadline, you have the right to make a Share Election or a Cash Election, provided that the aggregate amount of cash to be distributed will be limited to the Maximum Cash Amount (excluding any cash paid in lieu of issuing fractional shares), with the remainder of the Special Distribution to be paid in shares of Arbor’s common stock. If you fail to return a properly completed election form before the Election Deadline, you will be treated as having made a Share Election.

If you make a Share Election, you will receive the Special Distribution entirely in shares of common stock. There is no limit on the aggregate amount of the Special Distribution that will be issued in shares of common stock. If all common stockholders make a Share Election, Arbor will issue the full amount of the Special Distribution in shares of common stock. The number of shares of common stock you will receive will be based on the volume weighted average price of Arbor common stock during the three trading days immediately following the Election Deadline.

The actual number of shares of common stock issued will depend on the number of common stockholders making a Cash Election and the volume weighted average price of our common stock during the three trading days immediately following the Election Deadline. We will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Maximum Cash Amount.

All common stock issued in connection with the Special Distribution will be issued in book-entry form, regardless of whether the shares of common stock you currently own are in book-entry form or represented by a physical certificate.

Because the Maximum Cash Amount is limited to $2,519,631 the actual amount of cash that will be paid to common stockholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount. If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to common stockholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares of common stock. As a result, if you make a Cash Election and the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount, you will not receive the entire Special Distribution in cash, despite your election to receive all cash. Instead, you will receive a portion in cash and the remaining portion in shares of common stock. The number of shares of common stock you will receive will be based on the volume weighted average price of Arbor common stock during the three trading days immediately following the Election Deadline. All cash payments to which a common stockholder is entitled will be rounded to the nearest whole cent.

How do I make a Cash Election or a Share Election with respect to the Special Distribution?

We have enclosed an election form with this document so that you can inform us whether you want to receive the Special Distribution in cash. To make a Cash Election, complete and sign the election form and deliver it to AST in the enclosed, postage-paid envelope, or in accordance with the delivery instructions on the enclosed election form, as soon as possible, but no later than the Election Deadline of 5:00 p.m., Eastern Time, on January 18, 2019. The submission of an election form with respect to the Special Distribution will constitute the electing common stockholder’s representation and warranty that such common stockholder has full power and authority to make such election.

If you do not return a properly completed election form before the Election Deadline, you will be treated as having made a Share Election and will receive the Special Distribution entirely in shares of common stock.

We will resolve, in our sole discretion, any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form for the Special Distribution, and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the Election Deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular common stockholder, whether or not similar defects or irregularities are waived for other common stockholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor AST nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Special Distribution will be final and binding.

How should I send in my election form?

The election form should be returned in the enclosed, postage-paid envelope, or in accordance with the delivery instructions on the enclosed election form, as soon as possible, and no later than the Election Deadline. If your shares are held through a bank, broker or nominee, please promptly inform the bank, broker or nominee of your election as instructed in the following question and response. The method of delivery of the election form is at the option and risk of the common stockholder making the election. The delivery will be deemed made only when the election form is actually received by AST.

What if my shares of common stock are held in the name of a bank, broker or nominee?

If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf in accordance with the instructions provided by the bank, broker or nominee. If your shares of common stock are held in the name of a bank, broker or nominee, and you do not inform the bank, broker or nominee, in accordance with the instructions provided by the bank, broker or nominee, of the election they should make on your behalf, the bank, broker or nominee may not make an election on your behalf.

Can I change my election?

Once made, a common stockholder’s election is only revocable by returning a new, properly completed, election form prior to the Election Deadline. After the Election Deadline, a common stockholder election will be irrevocable. Common stockholders entitled to the Special Distribution who fail to make an election by the Election Deadline will be treated as having made a Share Election.

Is there other information I should consider when making an election?

Before making your election, you are urged to carefully read (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the sections entitled “Risk Factors” and “Forward-Looking Statements,” (ii) our Quarterly Reports for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, including the sections entitled “Risk Factors” and “Forward-Looking Statements,” (iii) our Current Reports on Form 8-K filed on March 9, 2018, March 13, 2018, May 16, 2018, May 17, 2018, May 18, 2018, May 29, 2018, June 8, 2018, June 14, 2018, June 22, 2018, July 3, 2018, July 20, 2018, December 4, 2018, December 17, 2018 and December 31, 2018, as updated by our subsequent filings with the Securities and Exchange Commission (the “SEC”), and (iv) other documents we file with the SEC.

If I have questions about the election form, whom should I contact?

If you are a common stockholder of record and you have any questions about completing or submitting the election form, or need a new election form, please call AST, our election agent, at (718) 921-8124 or (800) 937-5449. If your shares are held in the name of a bank, broker or nominee, and such bank, broker or nominee has any questions, they may call the transfer agent at the number above.

What are the U.S. federal income tax consequences of the Special Distribution?

The federal income tax consequences of the Special Distribution vary depending on, among other factors, whether you are a “U.S. holder,” a “Non-U.S. holder,” or a “Tax-exempt holder.” For purposes of this discussion, a U.S. holder is a common stockholder of Arbor that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any state thereof, or the District of Columbia; (iii) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person. Conversely, a Non-U.S. holder is a common stockholder of Arbor that is not a U.S. holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, is a common stockholder of Arbor, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Special Distribution.

The amount of cash received by a common stockholder who makes a Cash Election is ultimately dependent on the elections of all other common stockholders. However, the amount of cash to be received by a common stockholder making a Cash Election will not be less than 20% of the common stockholder’s entire entitlement under the Special Distribution or $0.03 per share. Whether or not the cash received is sufficient to cover a common stockholder’s tax liability is entirely dependent upon the common stockholder’s particular tax situation. Each common stockholder’s tax situation is unique, and therefore, common stockholders are urged to consult their tax advisors regarding the particular U.S. federal, state, local or other tax consequences to them.

Because the Special Distribution was declared in December of 2018 and will be paid in January of 2019, it will be treated as both paid by us and received by the holder on December 31, 2018.

The information herein does not address all considerations that may be relevant to a particular holder in light of its particular circumstances, including common stockholders who are subject to special provisions of the Code. Common stockholders are urged to consult their tax advisors regarding the particular U.S. federal, state, local or other tax considerations relevant to them of the Special Distribution in light of their particular circumstances.

U.S. Holders. The entire value of the Special Distribution will be taxable for U.S. federal income tax purposes, whether received all in common stock, all in cash, or a combination of cash and common stock. Any common stock received in the Special Distribution will be treated as having a value, for U.S. federal income tax purposes, equal to the amount of cash that could have been received in lieu of such stock.

The tax basis of any shares received in the Special Distribution will generally be equal to the fair market value of such shares on the day we pay the Special Distribution, and the holding period in such shares will begin on the day following the payment of the Special Distribution.

Distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate under current law) which are applicable to qualified dividends from taxable C corporations received by U.S. holders that are individuals, trusts and estates.

Any portion of the Special Distribution that we designate as a capital gain dividend will generally be taxed to our U.S. holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, if any. In that case, we might elect to apply certain provisions of the Code that treat our U.S. holders as having received, solely for tax purposes, our undistributed capital gains. The U.S. holders would be taxable on this income, but would also receive a corresponding credit for the taxes that we paid on such undistributed capital gains. The U.S. holders would also be deemed to recontribute the after-tax amount of the income back to us, and would correspondingly increase the tax basis of their shares. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income.

Any portion of the Special Distribution in excess of our current and accumulated earnings and profits will generally represent a return of capital, and will not be taxable to a U.S. holder, to the extent that the amount of distributions does not exceed the adjusted tax basis of the holder’s shares in respect of which distributions were made. Rather, the distribution will reduce the adjusted basis of the holder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. holder’s shares, the holder generally must include such distributions in income as long-term capital gain, or as short-term capital gain if the shares have been held for one year or less.

Non-U.S. Holders. To the extent the Special Distribution received by non-U.S. holders (i) is payable out of our earnings and profits, (ii) is not attributable to our capital gains, and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. holder, it will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of the Special Distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to disclose to holders if a portion of the Special Distribution is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. Although we believe that our stock is not a USRPI, no assurances can be given that our stock is not, or will not become, a USRPI. If we cannot determine at the time that the Special Distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, distributions that we make in excess of the sum of (a) the holder’s proportionate share of our earnings and profits, plus (b) the holder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.

Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (“USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend , provided that (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We believe that our common stock is, and is likely to continue to be, “regularly traded” on an established securities exchange.

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Tax-exempt holders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the Special Distribution.